UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                September 27, 2005
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                               PIONEER OIL AND GAS
              -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Utah                        0-30472                87-0365907
 -------------------------------   ------------------------  ----------------
 (State or other jurisdiction of   (Commission File Number)  (IRS Employer
         incorporation)                                   Identification No.)


           1206 W. South Jordan Parkway, Unit B South Jordan, UT 84095
       ------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (801) 566-3000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 8: Pioneer Oil and Gas (the "Company")is filing this form 8K because of the press release issued on September 27, 2005. The press release is attached to this Form 8K as an exhibit.

          (c) Exhibits. The following exhibit is furnished pursuant to Item 8 of Form 8-K:

Press Release: PIONEER FILES FORM 15-12G; TERMINATES REGISTRATION OF STOCK WITH SEC

                                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     PIONEER OIL AND GAS Registrant


      Date: September 27, 2005             /s/ Don J. Colton
                                        ------------------------------
                                           Don J. Colton
                                           President

September 27, 2005


PIONEER FILES FORM 15-12G; TERMINATES REGISTRATION OF STOCK WITH SEC

South Jordan, Utah --- Pioneer Oil and Gas (OTC Bulletin Board: PIOL) announced today that following the 2000-1 reverse stock split and subsequent repurchase of fractional shares (effective yesterday) reducing the number of shareholders to approximately 133, the Company is no longer registered as a fully reporting company. The Company will continue to file reports with the SEC for 90 days following this termination unless the SEC determines a shorter period. The Company deregistered in order to reduce substantial compliance costs associated with the Sarbanes-Oxley legislation.

The Company will effect a 2000-1 forward split on September 29, 2005.

The Company intends to continue to trade on the Pinks Sheets.

Statements concerning future financial results, production, expenditures, reserve estimates, and other items are forward-looking statements. These statements are based on assumptions concerning commodity prices, drilling results and other factors management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are both subject to a wide range of business risks, and there is no assurance that these goals and projections can or will be met.